Exhibit 99.1

Press Release March 10, 2011
7575 West Jefferson Boulevard
Fort Wayne, IN 46804-4131
260.459.3553 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Announces Quarterly Cash Dividend and Provides

First Quarter Earnings Guidance

FORT WAYNE, INDIANA, March 10, 2011 — Today Steel Dynamics, Inc. (NASDAQ / GS: STLD) announced that its board of directors has declared a quarterly cash dividend of $0.10 per common share, an increase of 33 percent from the 2010 fourth quarter dividend.  The dividend is payable on or about April 14, 2011, to shareholders of record at the close of business on March 31, 2011.

The company also expects first quarter earnings per diluted share to be in the range of $0.37 to $0.42, significantly higher than fourth quarter 2010 earnings per diluted share of $0.04 and also improved from earnings of $0.29 achieved in the first quarter 2010.  In recent months the company has experienced increased volumes and margins in all of its operations, although to a much smaller extent at its Structural and Rail Division and fabrication operations, which are more directly impacted by the commercial construction markets.  The demand for sheet and special bar quality steels remains robust and the increase in steel utilization rates continues to strengthen demand for recycled ferrous materials.

“We are pleased that our board of directors returned our quarterly cash dividend to the pre-recessionary level of $0.10 per share,” stated Keith E. Busse, Chairman and Chief Executive Officer. “We are encouraged by the current levels of general demand we are seeing, including some moderate increases in activity at our Structural and Rail Division as rail continues to be an area of focus, and we remain optimistic concerning the nation’s economic improvement.”

Forward Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenue, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others: the effects of prolonged or deepening recession on industrial demand; general or specific sector (i.e., automotive, consumer appliance or construction) economic conditions affecting steel consumption; the impact of price competition, whether domestic or the result of foreign imports; difficulties in integrating acquired businesses; risks and uncertainties involving new products or new technologies; changes in the availability or cost of steel scrap or substitute materials; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; labor unrest; and the effect of the elements on production or consumption.

More specifically, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Forward-looking or predictive statements we make are based upon information and assumptions, concerning our businesses and the environments in which they operate, which we consider reasonable as of the date on which these statements are made. Due to the foregoing risks and uncertainties however, as well as, matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release. We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact: Fred Warner, Investor Relations Manager / (260) 969-3564 or fax (260) 969-3590 f.warner@steeldynamics.com